EXHIBIT 13.1

                   CERTIFICATE OF PRINCIPAL EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Rudi Fronk, the President and Chief Executive Officer of Seabridge Gold Inc. (the "Company"), certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1. the Annual Report on Form 20-F of the Company dated March 25, 2005 for the fiscal year ending December 31, 2004 (the "Report") fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: March 25, 2005


                                                  /s/ Rudi Fronk
                                                ---------------------------
                                                  Rudi Fronk
                                                  Chief Executive Officer